SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

EPIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-33417	88-0451534
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

7545 N. Del Mar Avenue, Suite 102, Fresno, California 93711

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (888)  576-0320

7080 N. Whitney Avenue, Suite 101, Fresno, California 93720

(Former name or former address, if changed since last report)

Item 5.02

Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

(a)

Appointment of Principal Officer.  On February 7, 2005, Gary P. Garabedian, a member of the Company’s Board of Directors, was appointed as our Secretary. Mr. Garabedian replaced Rodney R. Ray, who had been serving as Acting Secretary.  Mr. Ray continues to serve as a director, President and Acting Chief Financial Officer.  Mr. Garabedian was named a member of the Board of Directors on September 7, 2004.  He has been involved in various aspects of finance, management, sales and administration of new and developing business enterprises from 1972 to present.  During the past five years, from mid-1999 to present, Mr. Garabedian has served as President and CEO of Advanced Diversified Technologies, Inc., a privately-held company engaged in locating innovative new and emerging technologies and assisting in facilitating capital support for such projects.  In addition, from late-2003 to present, Mr. Garabedian has served as an associate involved with business development for Chapman, Spira and Carson, LLC, a New York City-based early stage venture capital provider.  Earlier, beginning in 1993, Mr. Garabedian was a Director of Global Metals, Limited, a publicly-traded company.  He was later named President, ending his service in both capacities in 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  February 9, 2005

EPIC FINANCIAL CORPORATION

By: /s/ Rodney R. Ray

Rodney R. Ray, President